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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                 DATE OF EARLIEST EVENT REPORTED: March 11, 2005


                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)



                         COMMISSION FILE NUMBER 1-13167


        Internal Revenue Service - Employer Identification No. 74-1611874


                15835 Park Ten Place Drive, Houston, Texas, 77084
                                 (281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01 REGULATION FD DISCLOSURE

     In our conference call on January 27, 2005, we advised that we were, at that time, comfortable with estimated diluted earnings per share for the quarter ending March 31, 2005 of $.20. This estimate was based upon the SEAHAWK having 30 days of idle time during the quarter and the ATWOOD FALCON commencing is mobilization to Japan in February 2005. It is now expected that the SEAHAWK will only have approximately 15 days of idle time in the second fiscal quarter of 2005 with 30 days at zero rate in the third quarter. The ATWOOD FALCON will commence its approximate three week mobilization to Japan around mid-March 2005. With the SEAHAWK having less idle time in the second quarter and the ATWOOD FALCON working in Malaysia until mid-March 2005, we now feel comfortable with estimated diluted earnings per share for the second quarter of fiscal year 2005 of $.30.


ITEM 8.01 OTHER EVENTS

     On March 11, 2005, the Company announced that the SEAHAWK has been awarded an additional contract by Sarawak Shell Berhad/Sabah Shell Petroleum Company Limited ("Shell") to drill two (2) to three (3) wells on one platform and two
(2) wells on a second platform which is estimated to take six to eight months to complete. The contract provides Shell with an option to drill up to six months of additional work; however, the Company retains the right to not consent to any additional work with a well spud date after February 15, 2006. The contract provides for a $50,000 operating dayrate, with a fee of $289,170 payable when the rig was moved in March 2005 to its current dockside location in Malaysia and a fee of $315,000 payable when the rig arrives at the first platform location in May 2005. The rig will be off dayrate for approximately 45 days between completion of the prior contract with Shell and the commencement of this additional contract with Shell. In February/March 2006, the Company expects to commence preparing the SEAHAWK for its contract commitment with Amerada Hess Equatorial Guinea, Inc. off the coast of Equatorial Guinea.

     A copy of the press release announcing the contract awarded to the SEAHAWK is filed with the Form 8-K as Exhibit 99.1 and is incorporated herein by reference.


ITEM 9.01 EXHIBITS

EXHIBIT NO.

EX-99.1  Press Release dated March 11, 2005

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors: the Company's dependence on the oil and gas industry; the risks involved in the construction and repair of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to war; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2004, filed with the Securities and Exchange Commission.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ATWOOD OCEANICS, INC.
                                (Registrant)



                                /s/ James M. Holland
                                James M. Holland
                                Senior Vice President

                                DATE: March 11, 2005



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                                  EXHIBIT INDEX


EXHIBIT NO.               DESCRIPTION


EX - 99.1        Press Release dated March 11, 2005



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                               EXHIBIT EX. - 99.1

                ATWOOD ANNOUNCES CONTRACT AWARDED TO THE SEAHAWK


Houston, Texas
11 March 2005

FOR IMMEDIATE RELEASE

     Atwood Oceanics, Inc. (Houston based International Offshore Drilling Contractor - NYSE ATW) announced that the SEAHAWK has been awarded an additional contract by Sarawak Shell Berhad/Sabah Shell Petroleum Company Limited ("Shell") to drill two (2) to three (3) wells on one platform and two (2) wells on a second platform which is estimated to take six to eight months to complete. The contract provides Shell with an option to drill up to six months of additional work; however, the Company retains the right to not consent to any additional work with a well spud date after February 15, 2006. The contract provides for a $50,000 operating dayrate, with a fee of $289,170 payable when the rig was moved in March 2005 to its current dockside location in Malaysia and a fee of $315,000 payable when the rig arrives at the first platform location in May 2005. The rig will be off dayrate for approximately 45 days between completion of the prior contract with Shell and the commencement of this additional contract with Shell. In February/March 2006, the Company expects to commence preparing the SEAHAWK for its contract commitment with Amerada Hess Equatorial Guinea, Inc. off the coast of Equatorial Guinea.


     Statements contained in this release with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors; the Company's dependence on the oil and gas industry; the risks involved in upgrade to the Company's rigs; competition; operating risks; risks involved in foreign operations; risks associated with possible disruptions in operations due to terrorism; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's Annual Report on Form 10-K for the year ended September 30, 2004, filed with the Securities and Exchange Commission.



                                                        Contact:  Jim Holland
                                                               (281) 749-7804

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